EXHIBIT 4.12.2

ADDITIONAL WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK DELIVERABLE UPON EXERCISE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

Date:                                                  , 2008

WARRANT TO PURCHASE COMMON STOCK

OF

INTERMETRO COMMUNICATIONS, INC.

THIS CERTIFIES THAT, for value received,                                    (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time on or after the date hereof, to purchase up to (                         ) shares of Common Stock (the “Warrant Shares”), from InterMetro Communications, Inc., a Nevada corporation (the “Company”), at an exercise price per share equal to one dollar ($1.00) (as adjusted from time to time, the “Purchase Price). This Warrant shall expire at 5:00 p.m. Pacific time on                                     , 2014 (the “Expiration Date”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant (the “Warrant Shares”) and the Purchase Price are subject to adjustment and change as provided herein. This Warrant is one constituent part of a multi-part Unit issued pursuant to the Loan and Security Agreement dated January 16, 2008, between the Company, the Subsidiaries, the Agent and the Lenders named therein, including Holder (the “Loan Agreement”).

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

“Fair Market Value” or “FMV” of a share of Common Stock as of a particular date shall mean:

(a) If traded on a national securities exchange or the Nasdaq Capital Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) trading days ending immediately prior to the applicable date of valuation;

(b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 10 trading days ending immediately prior to the applicable date of valuation; and

(c) If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s Board of Directors upon a review of relevant factors, including due consideration of the Holder’s determination of the value of the Company. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the board of directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

“Note” shall mean the Company’s Secured Convertible Promissory Note issued to Holder pursuant to the Loan Agreement.

“SEC” shall mean the Securities and Exchange Commission.

2. EXERCISE OF WARRANT

2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the “Notice of Exercise”), duly executed by the Holder, at the address of the Company as set forth herein, and as soon as practicable after such date,

(a) surrendering this Warrant at the address of the Company, and either

(b) providing payment, by check or by wire transfer, or, if applicable, by cancellation of any debt of the Company to the Holder or Section 21 Payment (as defined in Section 21) payable to the Holder as of immediately prior to such exercise, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”), or

(c) electing, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the “Election”), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X= Y(A-B)
A

Where X = The number of Warrant Shares to be issued to the Holder upon an Election.

Y =	The number of Warrant Shares in respect of which this Warrant is being exercised.

A =	The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.

B =	The Purchase Price (as adjusted to the date of the Election) in accordance with Section 4 hereof

2.2 Common Stock Certificates; Fractional Shares. As soon as practicable on or after the date of an exercise of this Warrant and in any event within 10 days thereafter, the Company shall deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon an exercise of this Warrant. In lieu thereof the Company shall pay Holder the Fair Market Value of such fractional share.

2.3 Partial Exercise: Effective Date of Exercise. In case of any partial exercise of this Warrant, the Holder and the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Company acknowledges that the person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. TAXES. The Company shall pay all taxes and other governmental charges that may be imposed in respect of the delivery of shares upon exercise of this Warrant; provided, however , that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the delivery of any certificate for shares of Common Stock in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities or property receivable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares of Common Stock. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock deliverable upon exercise of this Warrant (or any shares of stock or other securities at the time deliverable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior to such making, issuance or record date.

4.3 Reclassification, Conversion. If the Company, by reclassification of securities or conversion of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable if this Warrant had been exercised immediately prior to such reclassification or conversion or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4.

4.4 Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5 Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Purchase Price is adjusted, or the Company’s Board of Directors makes a determination of Fair Market Value in connection with any such adjustment, the Company shall promptly notify the Holder in writing of any such adjustment or FMV determination, setting forth a brief statement of the facts requiring such adjustment, the computation by which such adjustment was made, and the basis for the FMV determination.

4.6 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed by the Company, but shall at all times in good faith assist in the carrying out of all provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will cause to be executed and delivered in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. REPRESENTATION AND COVENANT. The Company hereby represents and warrants that all shares issuable pursuant to this Warrant, when delivered pursuant to the terms hereof, shall be validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Further, the Company hereby covenants to reserve such number of authorized but unissued shares of Common Stock as needed for issuance pursuant to this Warrant.

7. TRANSFER. Subject to Section 10, this Warrant and all rights hereunder may be transferred by the Holder upon delivery of the form of Assignment attached hereto as Exhibit 2 (the “Assignment”), duly executed by the Holder, surrender of this Warrant properly endorsed at the address of the Company and payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Holder and Company will cause to be issued and delivered to the Holder a new Warrant or Warrants with respect to the portion of this Warrant not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

8. REGISTRATION RIGHTS. Pursuant to the terms of a Registration Rights Agreement of even date herewith between the Company and Holders of Registrable Securities (as defined in the Registration Rights Agreement) the Holder shall have and be entitled to exercise the rights of registration with respect to shares of Common Stock issued pursuant to this Agreement as provided for in such Agreement.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the 1933 Act, covering the disposition or sale of this Warrant or the Common Stock issued or issuable pursuant hereto and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant or acquired pursuant hereto shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof, that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to this Warrant will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least six months from the date the shares are acquired, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of stock issued to the Holder pursuant to this Warrant may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Until the Holder acquires Common Stock pursuant to this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder of the Company for any purpose.

12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, or by email or otherwise delivered by hand or by messenger, addressed, telecopied or emailed to the person to whom such notice or communication is being given at its address set forth after its signature hereto. In order to be effective, a copy of any notice or communication sent by telecopier or email must be sent by registered or certified mail, postage prepaid, return receipt requested, by nationally recognized overnight courier or delivered personally to the person to whom such notice or communication is being at its address set forth after its signature hereto. If notice is provided by mail, notice shall be deemed to be given five (5) business days after proper deposit with the United States mail or the next business day after deposit with a nationally recognized overnight courier, or immediately upon personal delivery thereof. If notice is provided by telecopier, notice shall be deemed to be given upon confirmation by the telecopier machine of the receipt of such notice. If notice is provided by email, notice shall be deemed to be given upon confirmation by the sender’s email program that the recipient received the email. The addresses set forth after the signatures hereto may be changed by written notice complying with the terms of this Section 12.

13. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

14. LAW GOVERNING AND VENUE. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without giving effect to the principles of conflicts of law. The Company and Holder agree that the sole jurisdiction and venue for any litigation arising out of this Warrant involving the Company or Holder shall be in the appropriate federal or state court located in Los Angeles County, California.

15. NOTICES OF RECORD DATE. In case:

15.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

15.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

15.3 of any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

15.4 of any redemption of any outstanding capital stock of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

16. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

18. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. on the next business day.

19. ATTORNEY’S FEES. Should either party hereto institute any action or proceeding to enforce or interpret this Warrant or any provisions hereof or for a declaration of rights under this Warrant, the prevailing party in such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorney’s fees, in connection therewith.

20. CERTAIN PAYMENTS. To the extent that this Warrant is unexercised on February 1, 2009, the following payment (the “Section 20 Payment”) shall be payable to the Holder hereof:

20.1 Amount of Payment. The amount of the Section 20 Payment shall be equal to the product of (a) the amount, if any, by which $2.00 exceeds the 30 Day VWAP determined as of January 30, 2009 multiplied by (b) the number of Warrant Shares for which this Warrant is then exercisable (with the dollar amount and number of shares being subject to adjustment for stock splits, stock subdivisions or combinations of shares of Common Stock). If the 30 Day VWAP determined as of January 30, 2009 is equal to $2.00 or more (with such dollar amount being subject to adjustment for stock splits, stock subdivisions or combinations of shares of Common Stock), there shall be no Section 20 Payment and the provisions of this Section 20 shall immediately terminate.

20.2 Form of Payment. The Section 20 Payment shall be made by the Company in the form of cash or Common Stock. The choice of form of payment shall be in the sole discretion of the Company.

20.3 Timing of Payment. The Section 20 Payment shall be made, in whole or in part, at such time or times as the Holder shall, in its sole discretion, determine by notice to the Company, provided that such payment may be requested no earlier than February 1, 2009 and no later than the Expiration Date. The amount requested by Holder to be paid (whether in cash or Common Stock) shall be delivered by the Company promptly, but in any event within 10 days of receipt of the Holder’s notice.

20.4 Valuation of Common Stock. In the event that the Company elects to make a Section 20 Payment in the form of Common Stock, such Common Stock shall be valued at the Fair Market Value thereof on the date of the Holder’s notice requesting payment. In no event shall the Company be obligated to issue more than one share of Common Stock per Warrant Share for which this Warrant was originally exercisable (with such share amount being subject to adjustment for stock splits, stock subdivisions or combinations of shares of Common Stock). In the event that, but for the preceding sentence, the Section 20 Payment would, if paid in shares of Common Stock, exceed the number of shares for which this Warrant was originally exercisable (with such share amount being subject to adjustment for stock splits, stock subdivisions or combinations of shares of Common Stock), the Company shall not be obligated to make any additional cash payment hereunder and the stock issuance contemplated by the preceding sentence shall be the entire Section 20 Payment obligation of the Company.

20.5 Call Option. If a Section 20 Payment is due Holder, in lieu of making such payment, the Company shall have the right (“Call Option”) to cancel this Warrant and terminate Holder’s rights hereunder by payment to Holder of an amount in cash equal to $3.00 times the number of shares for which this Warrant is exercisable on February 1, 2009, payable with the notice referred to in Section 20.6 (with such dollar and share amounts being subject to adjustment for stock splits, stock subdivisions or combinations of shares of Common Stock).

20.6 Notice. No later than February 10, 2009, the Company shall send a notice to the Holder which shall state (i) the amount of the Section 20 Payment, (ii) the Company’s election to make the Section 20 Payment in cash or in Common Stock, which election shall be irrevocable, or (iii) that the Company elects to exercise its Call Option in lieu of making the Section 20 Payment.

20.7 Definition of VWAP. VWAP means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then traded on a national securities exchange or the NASDAQ Capital Market), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary trading market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function or (b) if the Common Stock is not then listed or quoted on such a trading market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported.

21. Survival. Anything to the contrary notwithstanding, Sections 12, 13, 14, 16, 18 and 19 hereof shall survive any cancellation or termination of this Warrant.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of date first written above.

INTERMETRO COMMUNICATIONS, INC.	HOLDER:

By:
Name: Charles Rice	Signature
Title: President and Chief Executive Officer

Print Name

Title if applicable

Address for Notices:	Address for Notices:

2685 Park Center Drive, Building
Simi Valley, California 93065
Fax:	Fax:
Email: Charles.Rice @Intermetro.net	Email:

EXHIBIT 1

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

_________________	WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, securities of InterMetro Communications, Inc., as provided for therein, and (check the applicable box):

☐	Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

☐	Elects to convert the Warrant pursuant to the cashless exercise feature set forth in Section 2.1(c) as to ____________ Warrant Shares.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT 2

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)	WARRANT NO.__

For value received, _________ hereby sells, assigns and transfers unto _______________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated: __________ , 200_

Signature: _____________________

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule l7Ad-15.